EXHIBIT 99
First Franklin Corporation
4750 Ashwood Drive Cincinnati, Ohio 45241
(513) 469-5352 Fax (513) 469-5360
April 30, 2008
Cincinnati, Ohio
First Franklin Corporation (FFHS) Announces Earnings
First Franklin Corporation (FFHS, NASDAQ), the parent of Franklin Savings and Loan Company, Cincinnati, Ohio today announced that net income was $104,000 ($0.06 per basic share) for the first quarter of 2008. This compares to earnings of $135,000 ($0.08 per basic share) for the first quarter of 2007.
Franklin Savings has eight locations in Greater Cincinnati. The Corporation’s common stock is traded on the Nasdaq Global Market under the symbol “FFHS”.

CONTACT:	Thomas H. Siemers
President and CEO
(513) 469-5352